Exhibit 1.1

FIFTH THIRD BANCORP

$750,000,000

6.250% Senior Notes due 2013

Underwriting Agreement

April 23, 2008

Credit Suisse Securities (USA) LLC,

Goldman, Sachs & Co.,

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

Morgan Stanley & Co. Incorporated,

As Representatives of the several Underwriters

named in Schedule I hereto,

c/o Morgan Stanley & Co. Incorporated,

1585 Broadway,

New York, New York 10036.

Ladies and Gentlemen:

Fifth Third Bancorp, an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I (the “Underwriters”), for which Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives (the “Representatives”), $750,000,000 of the Company’s 6.250% Senior Notes due 2013, referred to in Schedule II hereto (the “Notes”). The Notes will be issued pursuant to the Senior Indenture (the “Indenture”), between the Company and Wilmington Trust Company (the “Trustee”), to be entered into at or before the Closing Date.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as follows:

(a) An automatic shelf registration statement as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File Nos. 333-141560) in respect of the Notes has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective by the Commission and any post-effective amendment thereto became effective on filing or has been declared effective by the Commission; no stop order suspending the effectiveness of such

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registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, or any part thereof, has been issued, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Trustee’s Statement of Eligibility on Form T-1 (each a “Form T-1”), and including any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(A)(a) is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Notes is hereinafter called an “Issuer Free Writing Prospectus”).

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact

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required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) the Form T-1 of the Trustee or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(c) For the purposes of this Agreement, the “Applicable Time” is 3:30 P.M. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(A)(a), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b).

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(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own its material properties and conduct its business substantially in the manner in which it presently conducts its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction which requires such qualifications, except for failures to be so qualified or be in good standing that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and each subsidiary of the Company has been duly organized or incorporated and is validly existing as a bank or corporation in good standing under the laws of its jurisdiction of incorporation, except for failures to be so qualified or be in good standing that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(h) The Company is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).

(i) The deposit accounts of each of the bank subsidiaries of the Company are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.

(j) The Company and each of its “significant subsidiaries” (as such term is used in Rule 1-02(w) of Regulation S-X under the Securities Act; each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) are in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the

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“Federal Reserve Board”), the Federal Deposit Insurance Corporation (“FDIC”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its Significant Subsidiaries, except for failures to be so in compliance that would not reasonably be expected to have a Material Adverse Effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(k) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(l) The Notes have been duly authorized by the Company, and, when issued, delivered and paid for at the Closing Date as contemplated by the Pricing Prospectus, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and, at the Closing Date, the Indenture will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Notes and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) The issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not constitute a breach of or default under, the Second Amended Articles of Incorporation or Code of Regulations of the Company or any of its Significant Subsidiaries, or any material agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party, or, to the best of the Company’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries, which breach or default would be reasonably likely to have material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder or its obligations under the Indenture.

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(o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters in the manner contemplated herein and in the Final Prospectus.

(p) (i) Neither the Company nor any of its Significant Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus.

(q) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries.

(r) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Notes” insofar as they are descriptions of contracts, agreements or other legal documents or describe Federal statutes, rules and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects.

(s) Neither the Company nor any Significant Subsidiaries is in violation or default of (i) any provision of any of its Articles of Incorporation, Code of Regulations, By-laws or other constitutive documents, (ii) the terms of any indenture, contract, lease,

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mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (s), reasonably be expected to result in a material adverse effect on the financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(t) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes shown on such return or a notice of any taxing authority, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such taxes shown on such notice, assessment, fine or penalty that is currently being contested in good faith and further except for failures to so file or pay that would not reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries, taken as a whole.

(u) The Company is not subject to any order of the Federal Reserve Board which, as of the date hereof, prohibits the payment of dividends by any of its subsidiaries.

(v) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of the Company’s subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder or its obligations under the Notes, Indenture, or this Agreement; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within

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the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(y) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its Significant Subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(z) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(aa) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule II, the principal amount of Notes set forth opposite such Underwriter’s name in Schedule I.

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3. Delivery and Payment. Delivery of and payment for the Notes shall be made at the office, on the date and at the time specified in Schedule II hereto (such time and date are herein called the “Time of Delivery”), which date and time may be postponed by agreement between the Underwriters and the Company (such date and time of delivery of and payment for the Notes being herein called the “Closing Date”). The Notes to be purchased by each Underwriter hereunder will be represented by one or more global certificates representing the Notes that will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. Delivery of the Notes shall be made by causing DTC to credit the Notes to the account of Morgan Stanley & Co. Incorporated at DTC, for the respective accounts of the several Underwriters at DTC, against payment by the several Underwriters through Morgan Stanley & Co. Incorporated of the purchase price thereof to or upon the order of the Company in the manner and type of funds specified in Schedule II.

The Company agrees to have the certificates representing the Notes available for checking in New York City at the Closing Location specified in Schedule II, on the business day prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale as set forth in the Pricing Disclosure Package and the Prospectus.

5. Agreements. (A) General. The Company agrees with the several Underwriters as follows:

(a) To prepare the Prospectus in a mutually agreed form and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to such Time of Delivery unless mutually agreed; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Notes, in a form set forth in Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering and sale of the Notes, to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act; to advise you, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order suspending the effectiveness of the

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Registration Statement or any part thereof or any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Notes, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, for so long as the delivery of a prospectus is required in connection with the offering and sale of the Notes (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Notes or suspending any such qualification, to promptly use their best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s own expense, as may be necessary to permit offers and sales of the Notes by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a mutually agreed form and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus except as mutually agreed.

(c) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(d) The Company will use its reasonable best efforts to furnish to the Underwriters prior to 10:00 A.M., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, with written and electronic copies of the Prospectus in New York City in such quantities as they may reasonably request, provided that such request, including the delivery location for such copies of the Prospectus is provided by such Underwriters in a timely manner. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then

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amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e) To make generally available to its securityholders and to the Underwriters as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) of the Company and its Significant Subsidiaries, complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(f) During the period beginning from the date of the Prospectus, and continuing to and including the Closing Date, not to offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, any Notes (except for (x) the Notes offered hereby and (y) any securities to be offered in an exchange offer or similar transaction in respect of the securities outstanding on the date hereof) or any debt securities that are substantially similar to the Notes or any securities that are convertible into or exchangeable for or that represent the right to receive any of the foregoing except with the prior written consent of the Representatives.

(g) To pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(h) To use the net proceeds received from the sale of the Notes in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

(i) To pay all expenses incident to the performance of each of its obligations under this Agreement, and will pay or cause to be paid the following: (i) the fees,

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disbursements and expenses of its counsel and accountants in connection with the registration of the Notes under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the fees charged by securities rating services for rating the Notes; (v) filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Notes; (vi) the cost of preparing the Notes; (vii) the costs and charges of any transfer agent or registrar or paying agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this paragraph. It is understood, however, that, except as provided in this paragraph, and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, the cost of preparing and distributing any term sheet prepared by any Underwriter, and any advertising expenses connected with any offers they may make.

(B) Free Writing Prospectuses.

(a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405;

(ii) Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Notes containing customary information and conveyed to purchasers of the Notes, it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus; and

(iii) Any such free writing prospectus the use of which requires consent under clauses (i) and (ii) above and has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof) is listed on Schedule II(a).

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(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, the Applicable Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(A)(a) hereof; the final term sheet contemplated by Section 5(A)(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) Graydon Head & Ritchey LLP, counsel for the Company, shall have furnished to the Underwriters an opinion, dated the Closing Date, to the effect that:

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Ohio, and is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended, with power and authority to own its properties and conduct its business as described in the Prospectus;

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(ii) This Agreement has been duly authorized, executed and delivered by the Company;

(iii) The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity and an implied covenant of good faith and fair dealing; and the Indenture has been duly qualified under the Trust Indenture Act;

(iv) The issuance, execution and delivery of the Notes have been duly and validly authorized by the Company and, when authenticated by the Trustee in the manner provided in the Indenture, the Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity and an implied covenant of good faith and fair dealing;

(v) The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of Notes,” insofar as these statements purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects;

(vi) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act;

(vii) The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the

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Prospectus, except for those referred to in the opinion in subsection (v) of this Section 6(b), they have no reason to believe (i) that any part of the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (iii) that, as of its date and as of the Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to each Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

In rendering such opinion or opinions, Graydon Head & Ritchey LLP may rely (i) as to those matters that relate to the Trustee upon the certificate or certificates of such entity, (ii) as to matters involving the application of laws of the State of New York upon the opinion of Sullivan & Cromwell LLP delivered pursuant to Section 6(d) of this Agreement; and (iii) as to certain other matters, on certificates of responsible officers of the Company, public officials and others deemed by such counsel to be responsible.

(c) The Company shall have furnished to the Underwriters an opinion, dated the Closing Date, of Paul L. Reynolds, Esq., General Counsel of the Company, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) Fifth Third Bank and Fifth Third Bank (Michigan) have been duly organized or incorporated and are validly existing as a bank or corporation in good standing under the laws of its respective jurisdiction of organization or incorporation; and all of the issued shares of capital stock of each such entity have

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been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates);

(iii) To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which is reasonably likely to be adversely determined against the Company or any of its subsidiaries and, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect on the current or future general affairs, management, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and he has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(v) The Company has all power and authority (corporate and other) necessary to execute and deliver the Notes, the Indenture and this Agreement and to perform its obligations thereunder; the execution, delivery and performance by the Company of its obligations under the Notes, the Indenture and this Agreement and compliance with the provisions hereof and thereof by the Company will not

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constitute a breach of or default under the Second Amended Articles of Incorporation or Code of Regulations of the Company or any of its subsidiaries, or any material agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party, or, to the best of the Company’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Company or any of its subsidiaries or any property of the Company or any of its subsidiaries, which breach or default would be reasonably likely to have a material adverse effect on the financial condition, stockholders’ equity or results of operations of the Company and it subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations hereunder or its obligations under the Notes, the Indenture and this Agreement; and

(vi) To the best of such counsel’s knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

In rendering such opinion or opinions, Paul L. Reynolds may rely as to matters involving the application of laws of the State of New York upon the opinion of Sullivan & Cromwell LLP delivered pursuant to Section 6(d).

(d) The Underwriters shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date with respect to such matters as the Underwriters may reasonably require. Sullivan & Cromwell LLP may rely (i) as to those matters that relate to the Trustee upon the certificate of such entity, (ii) as to matters involving the application of laws of the State of Ohio upon the opinions of Graydon Head & Ritchey LLP and Paul L. Reynolds, Esq. delivered pursuant to Sections 6(b) and (c), respectively; and (iii) as to certain other matters on certificates of responsible officers of the Company, public officials and others deemed by such counsel to be responsible.

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 A.M., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of the Time of Delivery is attached as Annex I(b) hereto).

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(f) (i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(g) The Company shall have complied with the provisions of the first sentence of Section 5(A)(d) hereof with respect to the furnishing of prospectuses on the New York business day next succeeding the date of this Agreement.

(h) On or after the Applicable Time, the Notes shall have been accorded a rating of not less than “A+” by Standard & Poor’s Ratings Service, not less than “Aa3” by Moody’s Investors Service, Inc. and not less than “AA-” by Fitch Ratings.

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Market or the NYSE; (ii) a general moratorium on commercial banking activities declared by either Federal or Ohio authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iii) or (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

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(k) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its directors, officers, affiliates, its selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus,

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any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company, as appropriate, in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the Representatives, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying

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party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue

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statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have.

8. Underwriter Default. (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein at the Closing Date. If within thirty six hours after such default by any Underwriter, you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

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(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder at the Closing Date, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in paragraph (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Notes to be purchased at the Closing Date, the Company shall not exercise the right described in paragraph (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements in Section 7; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Expenses on Termination. If for any reason the Notes are not delivered by or on behalf of the Company as provided herein other than because of a termination of this Agreement pursuant to Section 8, the Company will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes but the Company shall then be under no further liability to any Underwriter except as provided in Section 5A(j) and Section 7. If this Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Notes, except as provided in Sections 5A(j) and 7 hereof.

10. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of the controlling persons referred to in Section 7(e) hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 5(A)(j) and 7 hereof shall survive the termination or cancellation of this Agreement.

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12. Arm’s-Length Terms. The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13. Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to the address of Morgan Stanley & Co. Incorporated, as set forth in Schedule II hereto; and if to the Company shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Underwriters upon request.

FTB SENIOR DEBT 2008 – UNDERWRITING AGREEMENT

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

18. Disclosure of Tax Treatment. Notwithstanding any other provision of this Agreement, the Company (and each employee, officer, representative, trustee or other agent, as the case may be, of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

19. Action by Underwriters. Any action under this Agreement taken by the Underwriters jointly will be binding upon all the Underwriters. In all dealings under this Agreement, the Representatives shall act on behalf of each of the Underwriters and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

FTB SENIOR DEBT 2008 – UNDERWRITING AGREEMENT

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us five counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

FIFTH THIRD BANCORP

By:	/s/ CHRISTOPHER G. MARSHALL
Name:	CHRISTOPHER G. MARSHALL
Title:	Executive Vice President and Chief Financial Officer

FTB SENIOR DEBT 2008 – UNDERWRITING AGREEMENT

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/ SHARON HARRISON
Name:	Sharon Harrison
Title:	Director

GOLDMAN, SACHS & CO.

By	/s/ GOLDMAN SACHS
(Goldman, Sachs & Co.)

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ JASON BRAUNSTEIN
Name:	Jason Braunstein
Title:	Director

MORGAN STANLEY & CO. INCORPORATED

By	/s/ YURIJ SLYZ
Name:	Yurij Slyz
Title:	V.P.

On behalf of each of the Underwriters

FTB SENIOR DEBT 2008 – UNDERWRITING AGREEMENT

SCHEDULE I

Underwriters	Principal Amount of Securities to be Purchased
Credit Suisse Securities (USA) LLC	$176,250,000
Goldman, Sachs & Co.	$176,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$176,250,000
Morgan Stanley & Co. Incorporated	$176,250,000
Fifth Third Securities, Inc	$45,000,000

Total	$750,000,000

I-1

SCHEDULE II

Fifth Third Bancorp

Title of Securities:

6.250% Senior Notes due 2013 (the “Notes”)

Aggregate Principal Amount:

$750,000,000

Denominations:

$5,000 and integral multiples of $1,000 in excess thereof

Price to Public:

6.250% of the principal amount the Notes, plus accrued interest, if any, from April 30, 2008

Purchase Price by Underwriters:

99.535% of the principal amount of the Notes, plus accrued interest, if any, from April 30, 2008

Specified Funds for Payment of Purchase Price:

Immediately available funds by wire

Indenture

Indenture dated as of April 30, 2008, between Fifth Third Bancorp and Wilmington Trust Company, as Trustee

Maturity:

April 30, 2013

Interest Rate:

6.250% per annum

Date Interest Starts Accruing

April 30, 2008

Interest Payment Dates:

May 1 and November 1 of each year, commencing November 1, 2008.

Regular Record Dates:

April 15 and October 15 of each year (whether or not a Business Day) preceding the related interest payment date.

Business Day Convention:

If any interest payment date or the date of maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next day that is a Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after such interest payment date or maturity date, as the case may be. “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York.

Day Count Convention:

30/360

Repayment Provisions:

None

Redemption Provisions:

None

Sinking Fund Provisions:

None

Conversion Provisions:

None

Exchange Provisions:

None

Form of Security:

Global

Time of Delivery:

April —, 2008; 9:00 A.M. (New York City time)

Closing Location:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Address for Notices, etc.:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

(a)	Free Writing Prospectuses Listed Pursuant to Section 5(B)(a)(iii):

Final term sheet, dated April 23, 2008, prepared and filed pursuant to Section 5(A)(a).

(b)	Additional Documents Incorporated by Reference:

None.

Schedule III

Filed Pursuant to Rule 433

Dated April 23, 2008

Registration Statement No. 333-141560

$750,000,000 6.250% Senior Notes due 2013

Summary of Terms

Issuer	Fifth Third Bancorp

Expected Ratings	Aa3 / A+ / AA- / AAL (Moody’s / S&P / Fitch / DBRS) Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

Note Type	Senior Notes

Principal Amount	US $750,000,000

Trade Date	April 23, 2008

Settlement Date (T+ 5 days)	April 30, 2008

Maturity Date	May 1, 2013

Coupon	6.250% per annum

Price to Investors	99.885%, plus accrued interest, if any, from April 30, 2008

Underwriters Commission	0.35%

All-in Price	99.535%

Net Proceeds	US $746,512,500

Pricing Benchmark	2.500% UST due 3/2013

Benchmark Yield	2.957%

Spread to Benchmark	Plus 332 basis points

Re-offer Yield	6.277%

Interest Payment Dates	Semi-annually on each May 1 and November 1 of each year, commencing November 1, 2008 and ending on the Maturity Date

Day Count Convention	30 / 360

Denominations	Minimum denominations of $5,000 with increments of $1,000 thereafter

Bookrunners	Credit Suisse Securities (USA) LLC Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated

Co-Manager	Fifth Third Securities, Inc.

Billing and Delivery Agent	Morgan Stanley & Co. Incorporated

Listing	None

CUSIP	316773CJ7

Fifth Third Bancorp has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents the issuer has filed with the SEC and incorporated by reference in such documents for more complete information about Fifth Third Bancorp and this offering. You may get these documents for free by visiting SEC Web site at www.sec.gov. Alternatively, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated will arrange to send you these documents if you call Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-866-500-5408 or Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649.

III-1

ANNEX I

Pursuant to Section 6(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i) They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) audited or examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters;

(iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and/or included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

(iv) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its Significant Subsidiaries, inspection of the minute books of the Company and its Significant

I(a)-1

Subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its Significant Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) any unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(B) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (A) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(D) as of a specified date not more than five days prior to the date of such letter, there have been any decreases in demand deposits, interest checking deposits, long-term debt or stockholders’ equity, or in other items specified by the Representatives, or any increases in long-term debt, or in other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in net interest income or net income, or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

I(a)-2

(vii) In addition to the examination or audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination or audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

I(a)-3